Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

TubeMogul, Inc.:

We consent to the use of our report incorporated herein by reference dated February 28, 2014, except as to Note 12(c), which is as of March 20, 2014, and as to Note 12(d), which is as of April 14, 2014.

/s/ KPMG LLP

San Francisco, California

July 17, 2014